Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-274327

PROSPECTUS SUPPLEMENT

(to prospectus dated September 22, 2023)

Subscription Rights to Purchase Up to 1,980,198 Shares of Common Stock at $5.05 Per Share

Empire Petroleum Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), is distributing at no charge to the holders of our common stock, par value $0.001 per share (“common stock”), as of the close of business, on September 30, 2024 (the “Record Date”), subscription rights to purchase up to 1,980,198 shares of common stock at $5.05 per share (the “subscription price”) for an aggregate rights offering value of up to $10.0 million (the “rights offering”). Each stockholder will receive one subscription right for each share of our common stock owned as of the Record Date. Each subscription right entitles the holder of the subscription rights to purchase 0.063 shares of common stock at the subscription price (the “subscription rate”). We will not issue any fractional shares of common stock in the rights offering. The subscription rights are not transferable. If you fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date (defined below).

The purpose of the rights offering is to raise equity capital in a process that provides all of our existing stockholders the opportunity to participate on a pro rata basis. The net proceeds will be used for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of enhanced oil recovery facilities in the Starbuck field.

The subscription rights will be distributed and exercisable beginning on the date hereof. The subscription rights will expire and will have no value if they are not exercised prior to the expiration date of the rights offering, which is currently expected to be 5:00 p.m. Eastern Time, on October 16, 2024 (the “Expiration Date”), unless we, in our sole discretion, extend the period for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law and may choose to extend the rights offering if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in the rights offering by holders of our common stock is less than the level we desire. You should carefully consider whether or not to exercise your subscription rights before the Expiration Date. We reserve the right to cancel the rights offering at any time before the Expiration Date, for any reason.

Phil E. Mulacek, Chairman of the Board of the Company (“Mulacek”) owns approximately 20.3% of our common stock outstanding prior to the rights offering, and Energy Evolution Master Fund, Ltd., a Cayman Islands exempted company and our largest stockholder (“EEF”) owns approximately 31.4% of our common stock outstanding prior to the rights offering. Mulacek and EEF have indicated their intent to participate in the rights offering and fully subscribe to the shares of common stock corresponding to their subscription rights, as well as their intent to fully exercise their over-subscription rights to purchase their pro rata share of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date.

There is no minimum number of shares of common stock that we must sell in order to complete the rights offering. If you exercise your subscription rights in full, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date, subject to the availability and allocation of shares of common stock among stockholders exercising their over-subscription rights as further described in this prospectus supplement. Stockholders who do not participate in the rights offering will continue to own the same number of shares, but will own after the rights offering a smaller percentage of the total shares outstanding to the extent that other stockholders participate in the rights offering. Subscription rights that are not exercised before the Expiration Date will expire and have no value.

We are distributing the subscription rights and offering the underlying securities directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Securities Transfer Corporation (“STC”) is acting as the subscription and information agent for the rights offering. STC is also transfer agent and registrar for our common stock. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

Our common stock is listed on the NYSE American (the “NYSEA”) under the symbol “EP.” On September 27, 2024, the last reported sale price for our common stock on the NYSEA was $5.10 per share.

An investment in our common stock involves significant risks. These risks are described under “Risk Factors” beginning on page S-25 of this prospectus supplement and under similar headings in our filings with the Securities and Exchange Commission (the “SEC”), that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 30, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Documents By Reference” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. We have not authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The registration statement containing the prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus supplement and the accompanying prospectus. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus supplement as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein and therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” We are offering to sell securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

This summary description about us, our business and the rights offering highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Overview

Empire Petroleum Corporation is an independent energy company that engages in unlocking value in developed assets. Empire operates the following wholly-owned subsidiaries in its areas of operations:

•	Empire New Mexico, consisting of the following entities:
o	Empire New Mexico LLC d/b/a Green Tree New Mexico
o	Empire EMSU LLC
o	Empire EMSU-B LLC
o	Empire AGU LLC
o	Empire NM Assets LLC
•	Empire Rockies, consisting of the following entities:
o	Empire North Dakota LLC
o	Empire ND Acquisition LLC
•	Empire Texas, consisting of the following entities:
o	Empire Texas LLC
o	Empire Texas Operating LLC
o	Empire Texas GP LLC
o	Pardus Oil & Gas Operating, LP (owned 1% by Empire Texas GP LLC and 99% by Empire Texas LLC)
•	Empire Louisiana LLC.

Empire was incorporated in the state of Delaware in 1985. Our mission is to increase shareholder value by building oil and natural gas reserves in strategic plays in the United States.

Terms of the Rights Offering

Issuer	Empire Petroleum Corporation (NYSEA: EP)

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right to purchase 0.063 shares of our common stock at the subscription price for every one share of our common stock that you owned as of Record Date, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Subscription rights will be rounded down to the nearest whole number and, accordingly, no fractional subscription rights will be issued.

The shares of common stock sold in the rights offering will be issued only in book-entry form. The subscription rights are non-transferable and will not trade as a separate security on any trading market.

Subscription Rights	Each subscription right will entitle the holder to purchase 0.063 shares of common stock at the subscription price, which shall be paid in cash.

Over-Subscription Rights	If you fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right that entitles you to purchase, at the same subscription price, additional shares of common stock that remain unsubscribed at the Expiration Date. The available shares of common stock issuable will be distributed proportionately among rights holders who exercise their over-subscription right, based on the number of shares each rights holder subscribed for under the subscription right until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

Subscription Price	The subscription price per share of common stock will be $5.05, as determined by our board of directors, with the advice and input of management. To be effective, any payment related to the exercise of a subscription right must clear prior to the Expiration Date.

Record Date	The close of business on September 30, 2024.

Expiration Date	The rights offering will expire at 5:00 p.m., Eastern Time, on October 16, 2024, subject to extension or earlier termination.

Amendment, Extension,

Termination	We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. The board of directors, in its sole discretion, reserves the right to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights.

No Fractional Shares	We will not sell fractional shares of common stock but rather will round down the aggregate number of shares of common stock you are entitled to receive to the nearest whole number.

Transfer of Rights	The subscription rights may not be sold, transferred or assigned, and will not be listed for trading on any stock exchange or trading market. See “The Rights Offering” section in this prospectus supplement.

Procedure for Exercising Rights	You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the subscription price for each share of common stock for which you subscribe under the subscription right and over-subscription right, to the subscription agent prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail, with return receipt requested. Wire and mailing instructions are included on your subscription rights certificate.

How to Exercise Subscription

Rights Through Nominees	If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

How Foreign Stockholders

and Other Stockholders

Can Exercise Rights	The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Revocation	Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock in the rights offering.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of shares of common stock requested, or if the number of shares of common stock requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights and over-subscription rights, if applicable, the excess will be returned to you as soon as practicable in the form in which it was made. If the number of shares of common stock remaining after the exercise of all subscription rights is not sufficient to satisfy all requests for shares pursuant to over-subscription rights, you will be allocated additional shares in the proportion that the number of shares you purchased through the subscription right bears to the total number of shares that all stockholders exercising over-subscription rights purchased through the subscription right. Any excess payments resulting from such proration will be returned to you as soon as practicable after the Expiration Date. You will not receive any interest nor any deduction on any payments refunded to you under the rights offering.

Conditions	See “The Rights Offering—Conditions to the Rights Offering” section of this prospectus supplement.

Affiliates’ Indication

of Interest	Mulacek, who is the chairman of our board of directors, and EEF, our largest shareholders, have indicated their intent to participate in the rights offering and fully subscribe to the shares of common stock corresponding to their subscription rights, as well as their intent to exercise their over-subscription rights to purchase their pro rate share of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date. See “The Rights Offering— Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

No Recommendation

to Rights Holders	Although certain of our directors may be investing in the rights offering as indicated in “The Rights Offering— Affiliates’ Indication of Interest”, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. An investment in shares of common stock must be made according to your evaluation of your own best interests and after considering all of the information contained herein, especially the “Risk Factors” section, and those incorporated by reference. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds	We estimate that the aggregate net proceeds from the rights offering, before deducting estimated offering expenses, will be approximately $10.0 million. We currently intend to use the net proceeds for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of enhanced oil recovery facilities in the Starbuck field. See “Use of Proceeds” section of this prospectus supplement.

Material U.S. Federal Income

Tax Consequences	Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to you with respect to your shares of common stock generally should be treated, for U.S. federal income tax purposes, as a non-taxable distribution if you are a U.S. taxpayer. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Delivery of Shares	As soon as practicable after the Expiration Date, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the rights offering, including shares of common stock purchased pursuant to the exercise of any over-subscription rights. All shares that are purchased in the rights offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration (“DRS”) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (“DTC”) will credit your account with your nominee with the securities you purchased in the rights offering.

Listing of Common Stock	Our common stock is listed on the NYSE American (“NYSEA”) under the symbol “EP.” The shares of common stock to be issued in connection with the rights offering will also be listed on the NYSEA under the same symbol.

Fees and Expenses	We are not charging any fee or sales commission to issue subscription rights to you or to sell common stock to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Subscription Agent, Transfer

Agent and Registrar	Securities Transfer Corporation.

Information Agent	You should direct any questions or requests for assistance concerning the method of subscribing for shares of common stock or for additional copies of this prospectus supplement to Securities Transfer Corporation, which is also serving as the information agent, by phone or mail as follows: Securities Transfer Corporation, 2901 North Dallas Parkway, Suite 380, Plano, Texas 75093, Facsimile Transmission: (469) 633-0088, Telephone Number for Information or Confirmation: (469) 633-0101, e-mail: stc@stctransfer.com.

Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus supplement and all other information appearing elsewhere and incorporated by reference in this prospectus supplement.

No “Going Private” Transaction	The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

For additional information concerning the rights offering, see “The Rights Offering” section of this prospectus supplement. The information set forth in this prospectus supplement is based on 31,651,934 shares of common stock outstanding as of the Record Date, and assumes that no options are exercised, restricted stock awards vest, or new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock prior to consummation of the rights offering.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, our common stock, and our business. Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the “Risk Factors” section of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your subscription rights.

Q: What is the rights offering?

A: We are distributing to you, at no charge, one non-transferable subscription right to purchase 0.063 shares of common stock at the subscription price for every share of our common stock that you owned as of the Record Date (which is at the close of business on September 30, 2024), either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Q: Why are we conducting the rights offering?

A: The purpose of the rights offering is to raise equity capital through a process that provides all of our existing stockholders the opportunity to participate on a pro rata basis. We currently intend to use the net proceeds for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of enhanced oil recovery facilities in the Starbuck field. For a detailed discussion, see “Use of Proceeds” section of this prospectus supplement.

Q: Will fractional subscription rights be issued?

A: No. As we will not sell fractional shares of common stock, and each subscription right represents the right to purchase 0.063 shares of common stock, you must hold at least seven shares of common stock to receive subscription rights to purchase at least one share of common stock pursuant to your subscription right. Rights holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number of shares of common stock a holder would otherwise be entitled to purchase. For example, if you owned 100 shares of our common stock on the Record Date, you would be granted subscription rights to purchase an aggregate of 6 shares of common stock (rounded down to the nearest whole share as described herein) at the subscription price. If you are entitled to receive a fraction of a share, we will round down the number of shares to which you are entitled to purchase to the nearest whole number.

Q: How was the subscription price determined?

A: In determining the subscription price, our board of directors, with the advice and input of management, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, a premium to the 10-day VWAP, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock.

Q: What is the subscription right?

A: Each subscription right gives our stockholders the right to purchase 0.063 shares of common stock at the subscription price, which shall be payable in cash and subject to the limits described below. We have granted to you, as a stockholder as of the Record Date, one subscription right for every one share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of the Record Date, you would have received subscription rights to purchase 6 shares of common stock at the subscription price, subject to certain limitations. You may exercise all or a portion of your subscription rights or you may choose not to exercise any subscription rights at all. Mulacek and EEF have indicated their intent to fully exercise their subscription rights. See “The Rights Offering—Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

Q: Will I also receive over-subscription rights in the rights offering?

A: Yes. If you fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. The available shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of shares each rights holder subscribed for under the subscription right until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares of common stock before the expiration of the rights offering, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock that you wish to subscribe for pursuant to your over-subscription right. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you without interest or deduction, as soon as practicable after the Expiration Date. The subscription agent will return any excess payments in the form in which they were made. See “The Rights Offering—Subscription Rights” section of this prospectus supplement for more information.

Mulacek and EEF have indicated their intent to fully exercise their over-subscription rights. See “The Rights Offering—Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

Q: Who will receive subscription rights?

A: Holders of our common stock as of the Record Date will receive one non-transferable subscription right for every one share of common stock owned as of the Record Date.

Q: How many shares of common stock may I purchase if I exercise my subscription rights?

A: Each subscription right will entitle the holder to purchase 0.063 shares of common stock at the subscription price, which shall be paid in cash. You may exercise any number of your subscription rights.

Q: Am I required to subscribe in the rights offering?

A: No.

Q: Am I required to exercise all of the subscription rights I receive in the rights offering?

A: No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Q: What happens if I choose not to exercise my subscription rights?

A: If you choose not to exercise your subscription rights, you will retain your current number of shares of common stock of the Company. If other stockholders exercise their subscription rights, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your subscription right in full, you will not be entitled to exercise your over-subscription right.

Q: If I am a holder of stock options, may I participate in the rights offering?

A: No. Holders of outstanding stock options on the Record Date will not be entitled to participate in the rights offering, except to the extent they hold shares of our common stock on the Record Date.

Q: Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?

A: No, equity awards will not automatically convert into common stock. Holders of our equity awards, including outstanding stock options and other unvested equity instruments, will not receive rights in the rights offering in connection with such equity awards, but will receive subscription rights in connection with only shares of our common stock held as of the Record Date.

Q: How soon must I act to exercise my subscription rights?

A: If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and payment (and your payment must clear) prior to the Expiration Date, which currently is October 16, 2024, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your common stock. Our board of directors may, in its discretion, extend the rights offering one or more times. Our board of directors may cancel or amend the rights offering at any time before the Expiration Date. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or deduction.

Q: Does the Company need to achieve a minimum participation level in order to complete the rights offering?

A: No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of shares of common stock actually subscribed for by stockholders.

Q: Can the Company terminate the rights offering?

A: Yes. Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction on any payments refunded to you under the rights offering. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” section of this prospectus supplement.

Q: May I transfer my subscription rights if I do not want to purchase any shares of common stock?

A: No. You may not sell, give away or otherwise transfer your subscription rights. We also do not intend to list the subscription rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no public market for the subscription rights.

Q: When will the rights offering expire?

A: The subscription rights will expire and will have no value if not exercised prior the Expiration Date, unless we decide to extend the rights offering until some later time or terminate it earlier. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” section of this prospectus supplement. The subscription agent must actually receive all required documents and payments in cash before the Expiration Date. There is no maximum duration for the rights offering.

Q: Is there a guaranteed delivery period?

A: No. There is no guaranteed delivery period in connection with the rights offering, so you must ensure that you properly complete all required steps prior to the Expiration Date, unless we decide to extend the rights offering to some later time or terminate it earlier.

Q: How do I exercise my subscription rights if I own shares in certificate form?

A: You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together in full with the subscription price for each share of common stock you subscribe for, to the subscription agent on or prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail with return receipt requested.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of common stock in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the Expiration Date.

Q: What form of payment is required to purchase shares of common stock?

A: As described in the instructions accompanying the subscription rights certificate, you must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under your subscription rights at the subscription price by delivering to the subscription agent for the rights offering a personal check or wire transfer of funds. Please do not send your payment directly to the Company and note that the subscription agent will not accept any payment by means of money order, bank draft or cashier’s check.

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?

A: If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owner Election Form” provided to you separately. You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q: What should I do if I want to participate in the rights offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?

A: The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent or the information agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

Q: Will I be charged a sales commission or a fee if I exercise my subscription rights?

A: We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Q: Are there any conditions to my right to exercise my subscription rights?

A: Yes. Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. In addition, we may terminate the rights offering, in whole or in part, if at any time before the Expiration Date there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. See “The Rights Offering—Conditions to the Rights Offering” section of this prospectus supplement.

Q: Has the board of directors made a recommendation regarding the rights offering?

A: Neither the Company nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering your best interests and all of the information contained and incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement.

Q: Have any directors, officers, and/or stockholders agreed to exercise their rights?

A: All holders of our common stock as of the Record Date will receive, at no charge, the non-transferable subscription rights to purchase shares of common stock as described in this prospectus supplement. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the Record Date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Mulacek and EEF have indicated their intent to fully exercise their subscription rights and have indicated their intent to purchase their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date. See “The Rights Offering—Affiliates Indication of Interest” section of this prospectus supplement for more information.

Q: May stockholders in all states participate in the rights offering?

A: Although we intend to distribute the rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q: Are there risks in exercising my subscription rights?

A: The exercise of your subscription rights involves risks. Exercising your subscription rights means buying our common stock, and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the “Risk Factors” sections of this prospectus supplement and its accompanying prospectus.

Q: How many shares of our common stock will be outstanding after the rights offering?

A: Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to the stockholders as of the Record Date, we will issue 1,980,198 shares of common stock. In that case, we will have approximately 33.6 million shares of common stock outstanding after the rights offering. This would represent an increase of approximately 6.26% in the number of outstanding shares of common stock. We will not issue shares in excess of the total amount authorized by our board of directors.

Based on the assumptions in the preceding paragraph, the issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your subscription rights. In addition, the issuance of our common stock at a subscription price that is less than the market price as of the Record Date will likely reduce the price per share of our common stock held by you prior to the rights offering.

Q: What will be the proceeds of the rights offering?

A: If all subscription rights and/or any over-subscription rights are exercised, we expect to receive gross proceeds of approximately $10.0 million before expenses.

Q: After I exercise my rights, can I change my mind and cancel my purchase?

A: No. Once you exercise and send in your subscription rights certificate and subscription payment, as provided in this prospectus supplement, you cannot revoke the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the underlying shares of common stock at the subscription price. See “The Rights Offering—No Revocation or Change” section of this prospectus supplement.

Q: What are the material U.S. federal income tax consequences of exercising my subscription rights?

A: Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock generally should be treated, for U.S. federal income tax purposes, as a non-taxable distribution. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Q: If the rights offering is not completed, for any reason, will my subscription payment be refunded to me?

A: Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, for any reason, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Q: Will I receive interest on any funds I deposit with the subscription agent?

A: No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is not completed for any reason, the subscription agent will return this money to subscribers, without interest or deduction, as soon as practicable.

Q: If I exercise my subscription rights, when will I receive my shares of common stock that I purchased in the rights offering?

A: We will issue the shares of common stock purchased in the rights offering to you in book-entry or uncertificated form of our common stock purchased in the rights offering as soon as practicable after the Expiration Date. For those who fully exercised their subscription rights and have exercised their over-subscription rights, we will issue the shares of common stock purchased in the rights offering as soon as practicable after all pro rata allocations of over-subscription rights have been completed. We will not be able to calculate the number of shares to be issued to each exercising rightsholder until after the Expiration Date.

Q: When can I sell the shares of common stock I received in the rights offering?

A: If you exercise your subscription rights and receive common stock, you will be able to resell the shares of common stock once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the Expiration Date and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.

Q: To whom should I send my forms and payment?

A: If your shares are held in the name of a custodian bank, broker, dealer or other nominee, the nominee will notify you of the rights offering and provide you with the rights offering materials, including a form entitled “Beneficial Owner Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the Expiration Date. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

If your shares are held in your name such that you are the record holder, then you should send your subscription documents, subscription rights certificate and subscription payment, as provided herein, by first class mail though it is preferred you send such subscription documents by courier service (trackable mail) to the subscription agent as follows:

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas 75093

Facsimile Transmission: (469) 633-0088
Telephone Number for Information or Confirmation: (469) 633-0101

E-mail: stc@stctransfer.com

Complete wire instructions are included on your subscription rights certificate. Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your sub-scription documents, subscription rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the Expiration Date.

Q:  Will the rights offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?

A:  No. The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the NYSEA following completion of the rights offering.

Q:  What if I have other questions?

A:  If you have other questions about the rights offering, please contact Securities Transfer Corporation, which is also serving as our information agent, by phone or mail at:

Securities Transfer Corporation

2901 North Dallas Parkway, Suite 380

Plano, Texas 75093

(469) 633-0101

stc@stctransfer.com

THE RIGHTS OFFERING

Subscription Rights

We will distribute at no charge to each holder of our common stock, who is a holder of our common stock on the Record Date, one non-transferable subscription right for every one share of common stock owned. The subscription rights will be evidenced by subscription rights certificates. Each subscription right will entitle the subscription rights holder to purchase 0.063 shares of common stock at the subscription price, which shall be paid in cash, upon timely delivery of the required documents and payment of the subscription price. We will not sell fractional shares. If rights holders wish to exercise their subscription rights, they must do so prior to the Expiration Date, subject to extension. After the Expiration Date, the subscription rights will expire and will have no value. See below “—Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all of your subscription rights. The subscription rights are not transferable. You may not sell, transfer, assign or give away your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market. Therefore, there will be no public market for the subscription rights.

If you fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. You are entitled to exercise your over-subscription right only if you exercise your subscription right to purchase all of your shares of common stock in full. If you wish to exercise your over-subscription right, you should indicate the number of additional shares of common stock that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this rights offering. When you send in your rights certificate, you must also send the full purchase price for the number of additional shares of common stock that you have requested to purchase pursuant to your over-subscription right, in addition to the payment due for shares of common stock purchased through your subscription right. If the number of shares of common stock remaining after the exercise of all subscription rights is not sufficient to satisfy all requests for shares pursuant to over-subscription rights, you will be allocated additional shares in the proportion which the number of shares you purchased through the subscription right bears to the total number of shares that all stockholders exercising over-subscription rights purchased through the subscription right. The subscription agent will return any excess payments in the form in which made without interest or deduction. As soon as practicable after the Expiration Date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription right. If you request and pay for more shares than are allocated to you, we will refund the overpayment in the form in which made. In connection with the exercise of the over-subscription right, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting. We will issue to the record holders who purchase shares of common stock in the rights offering the shares in book-entry or uncertificated form as soon as practicable after the Expiration Date.

Subscription Price

The subscription price per share of common stock will be $5.05. Subscribers must fund their subscriptions at the subscription price.

In determining the subscription price, our board of directors, with the advice and input of management, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, a premium to the 10-day VWAP, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the common stock. You should obtain a current quote of our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to the Expiration Date, currently at 5:00 p.m., Eastern Time, on October 16, 2024. If you do not exercise your subscription rights before the Expiration Date, your subscription rights will expire and will have no value. We will not be required to sell shares of common stock to you if the subscription agent receives your subscription rights certificate or payment after the Expiration Date, regardless of when you sent the subscription rights certificate and payment.

We may, in our sole discretion, extend the time for exercising the subscription rights at any time after the Record Date and before the Expiration Date. If the commencement of the rights offering is delayed for a period of time, the Expiration Date may be similarly extended. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the Expiration Date by giving oral or written notice to the subscription agent on or before the scheduled Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights as soon as practicable.

Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of whole shares of common stock that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for exercise of your subscription right in full, the subscription agent will return the excess payment in the form in which it was made. You will not receive any interest nor any deduction on any payments refunded to you under the rights offering.

If shares of common stock remain unsubscribed at the Expiration Date, the available shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of shares each rights holder subscribed for under their subscription right until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you by mail, without interest or deduction, as soon as practicable after the Expiration Date of the rights offering. The subscription agent will return any excess payments in the form in which it was made.

No Fractional Shares

We will not issue fractional shares of common stock in the rights offering. Rights holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. The excess amount for any fractional shares of common stock will be returned to you as soon as practicable, in the form in which made. You will not receive interest nor any deduction on any payments refunded to you under the rights offering.

Conditions to the Rights Offering

Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction on any payments refunded to you under the rights offering. In addition, we may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments in the form in which received by the subscription agent will be returned in the form in which paid, without interest or deduction, as soon as practicable. See also “—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Affiliates’ Indication of Interest

Mulacek owns approximately 20.3% of our common stock outstanding prior to the rights offering and EEF owns approximately 31.4% of our common stock outstanding prior to the rights offering. In addition, Mulacek is the chairman of our board of directors. Mulacek and EEF have indicated their intent to participate in the rights offering and fully subscribe to the shares of common stock corresponding to their subscription rights, as well as fully exercise their over-subscription rights to purchase their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash, as provided herein, prior to the Expiration Date. Subscription rights holders may exercise their rights as follows:

Subscription by Registered Holders

Each subscription rights holder who is a registered holder of our common stock as of the Record Date may exercise its subscription right by properly completing and executing the subscription rights certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the subscription price for each share of common stock for which it subscribes, to the subscription agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment” prior to the Expiration Date.

Subscription by DTC Participants

A bank, trust company, securities dealer, broker or other nominee that holds shares of our common stock on the Record Date as a nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise such beneficial owner’s subscription right through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the subscription right on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of subscription rights exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the subscription payment for the new shares of common stock to facilitate the delivery of the full subscription payment to the subscription agent. DTC must receive the subscription instructions and payment for the new shares of common stock before the Expiration Date.

Subscription by Beneficial Owners

Subscription rights holders who are beneficial owners of shares of our common stock as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the subscription rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their subscription rights and deliver all documents and payment, on their behalf, prior to the Expiration Date. A subscription rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such subscription rights holder or its custodian bank, broker, dealer, or other nominee or institution, as the case may be, all of the required documents and the full subscription price payment.

Method of Payment

You must timely pay the full subscription price, in U.S. currency, for the full number of shares of common stock at the subscription price you wish to acquire pursuant to the exercise of your subscription rights (including any over-subscription rights) by delivering:

•	a wire transfer of immediately available funds to accounts maintained by the subscription agent to the account as set forth on your subscription rights certificate; or

•	a personal check drawn against a U.S. bank payable to “Securities Transfer Corporation.”

Subscription rights certificates received on or after the Expiration Date will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or deduction. The subscription agent will not accept money orders, bank drafts or cashier’s checks as a means of payment.

The subscription agent will be deemed to receive payment upon:

•	receipt of collected funds wired in the subscription agent’s account; or

•	receipt by the subscription agent of a personal check drawn upon a U.S. bank.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS OF SUBSCRIPTION PRICE TO THE COMPANY. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription price. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and full payment of the subscription price to the subscription agent will be at the risk of the holders of subscription rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the Expiration Date.

Subscription Agent

The subscription agent for the rights offering is Securities Transfer Corporation. We will pay all of their fees and expenses related to the rights offering and have also agreed to indemnify them from certain liabilities that it may incur in connection with the rights offering.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price, as provided herein, or, if applicable, nominee holder certifications, to the subscription agent by mail or overnight delivery as follows:

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas 75093

Facsimile Transmission: (469) 633-0088

E-mail: stc@stctransfer.com

Complete wire instructions are included on your subscription rights certificate. Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your subscription rights. You should direct any questions or requests for assistance concerning the method of subscribing for shares of common stock or for additional copies of this prospectus supplement by mail to the address above or by phone to (469) 633-0101.

Funding Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or deduction, as soon as practicable.

Guaranteed Delivery

There is no guaranteed delivery period in connection with the rights offering, so you must ensure that you properly complete all required steps prior to the Expiration Date, unless we decide to extend the rights offering to some later time or terminate it earlier.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. If you hold shares of our common stock directly under your name in stock certificate(s) or in book-entry or uncertificated form, but would prefer to have your custodian bank, broker, dealer or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your shares.

To indicate your decision with respect to your subscription rights, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form” substantially in the form accompanying this prospectus supplement. You should receive the “Beneficial Owners Election Form” from your custodian bank, broker, dealer or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your custodian bank, broker, dealer or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your custodian bank, broker, dealer or nominee or if you receive it without sufficient time to respond.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determination made by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. Our interpretations of the terms and conditions of the rights offering will be final and binding. Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our sale of common stock to you could be deemed unlawful under applicable law. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription price have been received by the subscription agent and any defects or irregularities therein waived by us.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of common stock at the subscription price.

Non-Listing of the Subscription Rights

The subscription rights will not be listed for trading on any stock exchange or market. Therefore, there will be no public market for the subscription rights. However, the shares of our common stock issued upon the exercise of the subscription rights will remain listed on the NYSEA under the symbol “EP.”

Issuance of Common Stock

All shares of our common stock that you purchase in the rights offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares of common stock you purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares of common stock you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, subscription payment, as provided herein, and any other required documents to the subscription agent.

Foreign Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses

The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board of Directors Recommendation

An investment in the Company’s common stock must be made according to your evaluation of your own best interests and after considering all of the information or incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement and its accompanying prospectus. Notwithstanding the participation of Mulacek and EEF, neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

Shares of Common Stock Outstanding After the Rights Offering

Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to the stockholders as of Record Date, we will issue 1,980,198 shares of common stock. In that case, we will have approximately 33.6 million shares of common stock outstanding after the rights offering. This would represent an increase of approximately 6.26% in the number of outstanding shares of common stock.

The issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your subscription rights. In addition, the issuance of our common stock at a subscription price that is less than the market price as of the Record Date will likely reduce the price per share of our common stock held by you prior to the rights offering.

Fees and Expenses

Neither we, nor the subscription agent, will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus supplement or any document mentioned herein, you should contact the subscription agent at the address and telephone number set forth above under “—Delivery of Subscription Materials and Payment.”

No “Going Private” Transaction

The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the NYSEA following completion of the rights offering.

Other Matters

The Company is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is the Company distributing or accepting any offers to purchase any of our securities from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. The Company may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, the Company also has the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. The Company may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, and in reports we file after the date of this prospectus supplement, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Risks Related to the Rights Offering

The subscription price determined for the rights offering is not an indication of our value.

In determining the subscription price, our board of directors, with the advice and input of management, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, a premium to the 10 day VWAP, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. The market price of our common stock may decline during or after the rights offering, including below the applicable subscription price. After the date of this prospectus supplement, our common stock may trade at prices below the subscription price.

The market price of our common stock may decline.

We cannot assure you that the market price of our common stock will not either increase or decrease before the Expiration Date. Depending on the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the rights offering is completed, may result in a decrease in the trading price of our common stock. This decline may continue after the completion of rights offering. Further, if a substantial number of rights are exercised and the holders of those shares received in the rights offering choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock.

There is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the subscription price for such shares. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

There is no guarantee that the subscription price will be lower than the market price of our common stock at the time that the shares that you receive in the rights offering are delivered. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the subscription price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.

If you exercise your subscription rights and the market price of the common stock falls below the subscription price, then you will have committed to subscribe in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you received in the rights offering at a price equal to or greater than the subscription price. Until shares are issued to you in book-entry or uncertificated form after the Expiration Date, you may not be able to sell the shares of our common stock that you receive in the rights offering. We will issue shares of our common stock that you received in the rights offering in book-entry or uncertificated form as soon as practicable after the Expiration Date. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

If you do not exercise your subscription rights in full, your percentage ownership and voting rights in the Company will experience dilution.

If you choose not to exercise your subscription rights, you will retain your current number of shares of our common stock. If other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

Inasmuch as no minimum subscription is required to consummate the rights offering, Mulacek and EEF have indicated their intent to exercise their subscription rights to purchase their proportion of the shares of common stock that remain unsubscribed at the Expiration Date pursuant to backstop agreements with the Company. See “The Rights Offering— Affiliates’ Indication of Interest” section of this prospectus supplement for more information. Therefore, anything less than full exercise of your subscription rights will likely result in a dilution of your percentage ownership and voting rights in the Company.

The ownership interest in the Company by stockholders who exercise their over-subscription rights will increase relative to stockholders who do not fully participate in the subscription rights offering.

Each holder of subscription rights will have the option to exercise its over-subscription right provided such holder fully exercises their subscription right. If stockholders do not exercise their subscription rights in full and other stockholders exercise their over-subscription rights, then the ownership in the Company by holders exercising such over-subscription rights will increase relative to the ownership in the Company by stockholders who do not fully participate in the subscription rights offering.

The subscription rights are not transferable and there will be no public market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We also do not intend to list the subscription rights on any securities exchange or any other trading market. Therefore, there will be no public market to directly realize any value associated with the subscription rights.

You may not be able to resell any shares of our common stock that you receive pursuant to the exercise of subscription rights immediately upon the Expiration Date or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock that you purchase in the rights offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchase in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after the Expiration Date, there may be a delay between the Expiration Date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

Because we may terminate the rights offering at any time prior to the Expiration Date, your participation in the rights offering is not assured.

We do not intend, but have the right, to terminate the rights offering at any time prior to the Expiration Date. If we determine to terminate the rights offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders as soon as practicable, without interest or deduction.

You will need to act promptly and carefully follow the subscription instructions, or your exercise of rights may be rejected.

Stockholders as of the Record Date who desire to subscribe for shares of common stock in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your shares of common stock. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

By participating in the rights offering and executing a subscription rights certificate, you are making binding and enforceable agreements, representations and warranties to the Company.

By signing the subscription rights certificate and exercising their subscription rights, each stockholder agrees, solely with respect to such stockholder’s exercise of subscription rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of subscription rights, and securities issued pursuant to an exercise of subscription rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

The tax treatment of the rights offering may be treated as a taxable event to you.

We believe and intend to take the position that the distribution of the subscription rights in connection with the rights offering generally should not be a taxable event to U.S. holders of our common stock for U.S. federal income tax purposes. However, if the distribution of rights (or a series of distributions of which this distribution is one) were deemed to be a “disproportionate distribution” for U.S. federal income tax purposes, holders of our common stock may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering. Holders of our common stock are urged to consult their own tax advisors with respect to the tax consequences of the rights offering. Please see the “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement for further information.

Our ability to use our existing net operating loss carryforwards or other tax attributes could be limited.

At December 31, 2023, we had approximately $24.3 million of federal net operating loss carryforwards (“NOL”) generated in prior years that could offset against future taxable income. NOLs created prior to 2018 have a 20-year expiration period and NOLs arising after 2017 have an indefinite life. Utilization of any NOL depends on many factors, including our ability to generate future taxable income, which cannot be assured. At December 31, 2023, we had a tax valuation allowance recorded on the NOLs.

In the event that we were to undergo an “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”)), our federal NOL carryforwards generated prior to an ownership change would be subject to annual limitations, which could defer or eliminate our ability to utilize these tax losses against future taxable income. Generally, an “ownership change” occurs if one or more stockholders, each of whom owns 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50% over the lowest percentage of stock owned by those stockholders at any time during the preceding three-year period. A full Section 382 analysis was prepared in 2023 and it was determined that our NOLs were subject to limitations under Section 382. Depending on participation in this rights offering, it is likely that an ownership change will occur which could limit the utilization of the NOLs.

The loss or unavailability of capital provided by our two largest stockholders could have a material adverse effect on our business.

Our two largest stockholders, EEF and Mulacek, have been a significant source of capital for our acquisitions of oil and natural gas properties and the development of our oil and natural gas reserves. We have been dependent on this capital to fund our growth plans, including our current drilling programs. The loss of this capital could have a material adverse effect on our business, especially our growth plans.

We have broad discretion in the use of the net proceeds from the rights offering and may use them in a manner that does not improve our financial performance or operating results.

We intend to use the net proceeds from the rights offering, after deducting our offering expenses, for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of enhanced oil recovery facilities in the Starbuck field. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from the rights offering. See the “Use of Proceeds” section of this prospectus supplement. Although we plan to use the net proceeds from the rights offering as described, we have not designated the amount of net proceeds from the rights offering to be used for any specific purpose. We will have broad discretion in the use of the net proceeds. You will be relying on the judgment of our management regarding the application of a portion of the proceeds of the rights offering. The results and effectiveness of the use of proceeds are uncertain, and we could allocate the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus supplement and the accompanying prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

By their very nature, forward-looking statements require management to make assumptions that may not materialize or that may not be accurate. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors that may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and in the documents that we include in or incorporate by reference into this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our subsequent Exchange Act filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

Assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to stockholders as of the Record Date, we estimate that the aggregate net proceeds from the sale of the common stock, before deducting estimated offering expenses, will be approximately $10.0 million.

We intend to use the net proceeds of the rights offering for previous, current and future drilling activity in North Dakota and New Mexico, workovers and recompletions in Texas, land and lease purchases, and the completion of the initial stage of enhanced oil recovery facilities in the Starbuck field. We have not determined the amount of net proceeds to be used for any specific purpose, and management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

A description of the common stock sold in the rights offering is included in the accompanying prospectus under the heading “Description of Capital Stock”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, and does not address any tax consequences arising under any state, local or non-U.S. tax laws or any other U.S. federal tax laws, including the U.S. federal estate or gift tax laws, with respect to the receipt, exercise and expiration of the subscription rights or the ownership and disposition of our common stock. This discussion applies only to holders who are U.S. persons (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or non-U.S. currency, non-U.S. persons, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions or broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

This summary is of a general nature only and is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise and expiration of the subscription rights, and the ownership and disposition of our common stock. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. This discussion neither binds nor precludes the Internal Revenue Service (“IRS”) from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position will not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek, either (i) a ruling from the IRS or (ii) an opinion from legal counsel, in either instance regarding the tax considerations discussed herein. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

For purposes of this discussion, a “U.S. person” means a beneficial owner of subscription rights that is:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or

•	A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations promulgated under the Code (“Treasury Regulations”) to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights and exercising (or allowing to expire) the subscription rights.

This discussion does not describe all of the tax considerations which may be relevant to a particular holder’s ownership of the shares of common stock received upon exercise of the subscription rights.

EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution.

The general rule regarding nonrecognition is subject to certain exceptions, including if receipt by a holder of subscription rights is part of a “disproportionate distribution.” A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders and an increase in the proportionate interest of other holders in our assets or earnings and profits. During the last 36 months, we have not made any distribution of cash or other property with respect to our stock, nor do we have any current intention of making any distributions with respect to our stock. We have six shares of preferred stock outstanding that were issued to Mulacek as EEF’s designee, which allows the holder thereof to appoint three of six of the members of our Board of Directors but is not convertible into common stock. Other than such preferred stock, our common stock is our sole outstanding class of stock, and we have no current intention of issuing another class of stock. However, we also have outstanding convertible debt, options and other unvested equity instruments (issued as equity awards) which could cause, under certain circumstances that cannot be predicted currently, the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution. The Company intends to take the position that the outstanding convertible debt, options and other unvested equity instruments (issued as equity awards) and their potential exercise do not cause the subscription rights issued pursuant to the rights offering to be part of a disproportionate distribution, but there can be no assurances in this regard.

Our position regarding the tax-free treatment of the receipt of subscription rights in the rights offering is not binding on the IRS or the courts, and there can be no assurance that the IRS or any applicable court would agree. If this position were finally determined to be incorrect, whether on the basis that the issuance of the subscriptions rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend on the date of the distribution to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our common stock and thereafter as capital gain.

The following discussion assumes that the receipt by a holder of subscription rights with respect to such holder’s common stock pursuant to the rights offering is non-taxable for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights (and upon exercise, between the old stock and the stock received upon the exercise of the rights), the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares of common stock with respect to which the subscription rights are received.

Expiration of Subscription Rights

A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.

Exercise of Subscription Rights and Holding Period

A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, allocated to the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. Holders who exercise subscription rights after disposing of all of the shares of the common stock owned by such holder should consult with their own tax advisor regarding the allocation of tax basis.

U.S. Federal Income Tax Considerations Applicable to Our Common Shares

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The excess will generally be treated first as a return of capital to the extent of a holder’s adjusted tax basis in its shares of our common stock, and, thereafter, as capital gain.

Dividend income received by certain non-corporate holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates for U.S. federal income tax purposes, provided that the holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to holders that are domestic corporations generally will potentially qualify for the dividends-received deduction.

Dispositions

A holder which sells or otherwise disposes of shares of common stock acquired upon exercise of subscription rights in a taxable transaction generally will recognize capital gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if a holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate holder is generally taxed at preferential U.S. income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

U.S. backup withholding (currently at a rate of 24%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a holder will generally be exempt from backup withholding, provided the holder meets applicable certification requirements, including (i) providing us with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly completed IRS Form W-9, certifying under penalties of perjury that, among other items, such TIN or exemption is correct, together with such other certifications as may be required by law.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information and returns are timely furnished by such holder to the IRS.

AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THE RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

PLAN OF DISTRIBUTION

We are distributing subscription rights certificates and copies of this prospectus supplement to those persons who were holders of our common stock as of the Record Date, as soon as practicable after the Record Date. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation, and will not register with the Commission as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.

Delivery of Subscription Rights

As soon as practicable after the Record Date, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus supplement to individuals who owned shares of common stock as of the Record Date. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate, and subscription payment to the subscription agent at the address provided below. If sent by mail, we recommend that you send documents and payments of subscription price by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials or monies to the Company.

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas 75093
Phone: (469) 633-0101
Facsimile Transmission: (469) 633-0088

E-mail: stc@stctransfer.com

Complete wire instructions are included on your subscription rights certificate. In the event that the rights offering is not fully subscribed, holders of subscription rights who exercise all of their rights pursuant to their subscription right will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. Mulacek and EEF have indicated their intent to exercise their over-subscription rights to purchase their proportion of the shares of common stock that remain unsubscribed at the Expiration Date. See “The Rights Offering—Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the subscription agent at by mail to the address above or by phone to (469) 633-0101.

We have agreed to pay the customary fees and expenses of the subscription agent in relation to the rights offering. We estimate that our total expenses in connection with the rights offering will be approximately $100,000.

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus supplement has been passed upon by Porter Hedges LLP, Houston, Texas.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2023 and 2022 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information included herein regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value as of December 31, 2023 and 2022 are based on the proved reserves report prepared by Cawley, Gillespie & Associates, Inc. These estimates are included herein in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding us and our securities, you should review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.empirepetroleumcorp.com. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website or from our website at www.empirepetroleumcorp.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, incorporated by reference therein;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 filed with the SEC on May 15, 2024 and August 14, 2024, respectively;
•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2022; and
•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 5, 2024, February 21, 2024, February 23, 2024, February 28, 2024, March 8, 2024, March 13, 2024, March 14, 2024, April 1, 2024, April 12, 2024, April 22, 2024, May 13, 2024, May 16, 2024, May 31, 2024, June 18, 2024, August 6, 2024, August 15, 2024 and September 6, 2024 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Empire Petroleum Corporation

Attention: President

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

(539) 444-8002

PROSPECTUS

EMPIRE PETROLEUM CORPORATION

$350,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $350,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE American (the “NYSE American”) under the symbol “EP.” The last reported sale price of our common stock on August 30, 2023 was $8.58 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

i

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

EMPIRE PETROLEUM CORPORATION

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Empire” mean Empire Petroleum Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

Empire Petroleum Corporation is an independent energy company that engages in unlocking value in developed assets. Empire operates the following wholly-owned subsidiaries in its areas of operations:

•	Empire New Mexico, consisting of the following entities:
o	Empire New Mexico LLC d/b/a Green Tree New Mexico
o	Empire EMSU LLC
o	Empire EMSU-B LLC
o	Empire AGU LLC
o	Empire NM Assets LLC

•	Empire Rockies, consisting of the following entities:
o	Empire North Dakota LLC
o	Empire ND Acquisition LLC
•	Empire Texas, consisting of the following entities:
o	Empire Texas LLC
o	Empire Texas Operating LLC
o	Empire Texas GP LLC
o	Pardus Oil & Gas Operating, LP (owned 1% by Empire Texas GP LLC and 99% by Empire Texas LLC)
•	Empire Louisiana LLC.

Empire was incorporated in the state of Delaware in 1985. Our mission is to increase shareholder value by building oil and natural gas reserves in strategic plays in the United States. To accomplish its mission, we plan on executing the following business strategies:

•	Cost-effectively optimize well production
•	Reduce unit operating costs and improve margins
•	Target proved developed producing acquisitions in predictable fields that have historically had low production decline and long lives
•	Focus on high-quality assets that add scale and provide synergies to our existing portfolio and core areas of operation.

Our principal executive offices are located at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. Our telephone number is (539) 444-8002.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 3 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not

1

guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our annual, quarterly and other reports, proxy statements and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.empirepetroleumcorp.com. Our filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those filings are electronically filed with or furnished to the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.empirepetroleumcorp.com. Information on or accessible from the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023, incorporated by reference therein (File No. 001-16653);
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023, respectively (File No. 001-16653);
•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2022 (File No. 001-16653); and
•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on March 22, 2023, March 24, 2023, April 3, 2023, May 4, 2023, May 16, 2023, June 15, 2023, July 13, 2023, and August 15, 2023 (File No. 001-16653) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, Attention: Corporate Secretary, telephone number: (539) 444-8002.

2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and our subsequent SEC filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

3

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

4

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “we,” “us” “our” or “Empire” mean Empire Petroleum Corporation and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures or note purchase agreements which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates or note purchase agreements related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of Empire and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee or a note purchase agreement. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures, note purchase agreements and the debt securities to be issued under the indentures or note purchase agreements are summaries of certain anticipated provisions of the indentures or note purchase agreements and are not complete.

General

We may issue debt securities that rank “senior” or “subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of Empire and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement. We refer to these as “subordinated” securities. We will file as an amendment to the registration statement of which this prospectus is a part  or in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part two separate forms of indenture, one for the senior securities and one for the subordinated securities.

We may issue debt securities without limit as to aggregate principal amount, in or more series, in each case as we establish in one or more supplemental indentures or note purchase agreements. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for the issuance of additional securities of that series.

We anticipate that each indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities or subordinated securities;

●	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

●	the stated maturity date;

●	any fixed or variable interest rate or rates per annum;

●	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

●	the date from which interest may accrue and any interest payment dates and any related record dates;

●	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;

5

●	any sinking fund requirements;

●	any provisions for redemption or repurchase, including the redemption or repurchase price;

●	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

●	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

●	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

●	whether we will issue the debt securities in certificated or book-entry form;

●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

●	any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

●	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

●	the subordination provisions, if any, relating to the debt securities;

●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

●	any restriction or condition on the transferability of debt securities;

●	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

●	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

●	any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

●	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, any future indenture or note purchase agreement will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or at the location specified in a note purchase agreement or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

6

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

●	in any other lawful manner, all as the applicable indenture or note purchase agreement describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

●	we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

●	immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

●	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

Events of Default. Unless otherwise described in a prospectus supplement, the term “event of default” for any series of debt securities means any of the following:

●	we do not pay the principal of or any premium on a debt security of that series when due;

●	we do not pay interest on a debt security of that series within 30 days after its due date;

●	we do not deposit any sinking fund payment for that series within 30 days after its due date;

●	we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

●	we experience specified events of bankruptcy, insolvency or reorganization; or

●	any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal

7

amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

●	you must give the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

●	the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture or Note Purchase Agreement

Unless otherwise described in a prospectus supplement, there are three types of changes we can make to the indentures, note purchase agreements and our debt securities:

Changes Requiring Your Approval. First, we cannot make certain changes to the indentures, note purchase agreements and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

●	change the stated maturity of the principal of, or interest on, a debt security;

●	reduce the principal of, or the rate of interest on, a debt security;

●	reduce the amount of any premium due upon redemption;

●	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

●	change the currency or place of payment on a debt security;

●	impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

●	in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

●	waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

●	modify any of the foregoing provisions.

Changes Requiring Majority Approval. Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

8

Changes Not Requiring Approval. Third, certain changes do not require any approval of holders of debt securities. These include:

●	to evidence the assumption by a successor obligor of our obligations;

●	to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

●	to add any additional events of default for the benefit of holders of all or any series of debt securities;

●	to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

●	to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

●	to add guarantees of or to secure all or any series of the debt securities;

●	to establish the forms or terms of debt securities of any series;

●	to evidence and provide for the acceptance of appointment of a successor trustee;

●	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or note purchase agreement which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture or note purchase agreement that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

●	to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

●	to prohibit the authentication and delivery of additional series of debt securities;

●	to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

●	to comply with the rules of any applicable depositary; or

●	to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. Unless otherwise described in a prospectus supplement, we may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

Full Defeasance. Unless otherwise described in a prospectus supplement, we can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

9

●	we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

●	we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

●	your right to receive payments from the trust when payments are due;

●	our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

●	our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture or note purchase agreement with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture or a note purchase agreement and the debt securities of such series would no longer apply:

●	most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

●	any subordination provisions; and

●	certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

●	provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Governing Law

Any future indentures or note purchase agreements and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

10

DESCRIPTION OF CAPITAL STOCK

As of August 30, 2023, our authorized capital consisted of 190,000,000 shares of voting common stock, of which approximately 22,723,780 shares were issued and outstanding, and 10,000,000 shares of preferred stock, six shares of which were issued, outstanding and designated as Series A Voting Preferred.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Common Stock

Our outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the holders of our common stock, including the election of directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors or as to any other matter to be voted upon by the holders of common stock. Our bylaws may be amended by:

•	our board of directors without the vote or consent of the holders of our common stock; or

•	by vote or consent of the holders of at least 65 percent of our issued and outstanding common stock and any voting preferred stock (other than our Series A Voting Preferred Stock), voting as a single class.

Dividend and Liquidation Rights

Subject to the rights of any then-outstanding shares of our preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors in its discretion from funds legally available. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. Our credit agreement limits the amount of cash dividends that we can pay on our common stock.

No Preemptive, Conversion or Redemption Rights

The holders of our common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us.  There are no sinking fund provisions applicable to our common stock.

Anti-Takeover Effects of Delaware Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware law and our certificate of incorporation and bylaws contain provisions that may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his, her or its best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Delaware Business Combination Statute

The General Corporation Law of the State of Delaware (the “DGCL”) provides certain restrictions on business combinations involving interested parties. Under the DGCL, a corporation may not engage in a business combination with any holder of 15 percent or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Advance Notice Provisions

Our bylaws contain advance notice requirements that our stockholders must meet before submitting proposals or director nominations to be considered at stockholder meetings. As more fully described in the bylaws, only such business may be conducted at a stockholder meeting as has been brought before the meeting by, or at the direction of, our board of directors or any committee thereof or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, our board of directors or any

11

committee thereof or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election to the board of directors.

To be timely, a stockholder’s notice regarding a proposal or director nomination to be brought before an annual meeting must be delivered to our Secretary:

•	not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is no more than 30 days in advance of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and

•	with respect to any other annual meeting, including in the event no annual meeting was held in the previous year, not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which public disclosure is first given of the date of the annual meeting, and not earlier than the 120th day prior to the annual meeting.

If we call a special meeting of stockholders for the purpose of director elections, a stockholder’s notice of director nominations will be considered timely if the stockholder delivers the notice to our Secretary not later than the close of business on the later of the 90th day prior to the special meeting and the 10th day following the day on which public disclosure is first given of the date of the special meeting and of the nominees proposed by the board of directors, and not earlier than the close of business on the 120th day prior to the special meeting.

The bylaws also specify requirements as to the content of a stockholder’s notice.

In some instances, these provisions may preclude our stockholders from bringing proposals or making nominations for directors at stockholder meetings.

Removal of Directors

Our certificate of incorporation provides that any director may be removed with or without cause but only by the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors voting separately and as a single class.

Action by Stockholders Without a Meeting

Our certificate of incorporation provides that, except as otherwise provided in the terms of any outstanding shares of our preferred stock, stockholders may only take action by written consent without a meeting of stockholders two times in any calendar year.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called at any time only by our board of directors, either Co-Chairman of the board of directors or the President or by our Secretary upon the request from stockholders of record who own, in the aggregate, at least 20 percent of the voting power of our outstanding shares entitled to vote on the matter or matters to be brought before the special meeting. The only business that may be conducted at a special meeting of stockholders is that business specified in the notice of meeting.

Issuance of Preferred Stock

The Board is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;
•	the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;
•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

12

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;
•	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;
•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;
•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Series A Voting Preferred Stock

As noted above, as of August 30, 2023, we have six shares of Series A Voting Preferred Stock issued and outstanding.  The Series A Voting Preferred Stock was issued in connection with the strategic investment in us by Energy Evolution (Master Fund), Ltd. (the “Fund”).  For so long as the Series A Voting Preferred Stock is outstanding, our board of directors will consist of six directors.  Three of the directors are designated as the Series A Directors and the three other directors (each, a “common director”) are elected by the holders of common stock and/or any preferred stock (other than the Series A Voting Preferred Stock) granted the right to vote on the common directors.  Any Series A Director may be removed with or without cause but only by the affirmative vote of the holders of a majority of the Series A Voting Preferred Stock voting separately and as a single class.  The holders of the Series A Voting Preferred Stock have the exclusive right, voting separately and as a single class, to vote on the election, removal and/or replacement of the Series A Directors.  Holders of common stock or other preferred stock have no right to vote on the Series A Directors.  The approval of the holders of the Series A Voting Preferred Stock, voting separately and as a single class, is required to authorize any resolution or other action to issue or modify the number, voting rights or any other rights, privileges, benefits or characteristics of the Series A Voting Preferred Stock, including without limitation, any action to modify the number, structure and/or composition of our current board of directors.

Our board of directors annually elects two of its members to serve as co-chairs of the board (each, a “Co-Chairman”).  One Co-Chairman of the board is elected by and from the common directors and the other Co-Chairman is elected by and from the Series A Directors (the “Series A Co-Chairman”).  In the case of any tie vote or deadlock of the board of directors, the Series A Co-Chairman has the deciding, tie breaking vote.

The Series A Voting Preferred Stock is held by Phil Mulacek, one of the principals of the Fund, as the Fund’s designee (the “Initial Holder”). Mr. Mulacek is also the Series A Co-Chairman.  The Series A Voting Preferred Stock may be transferred only to certain controlled affiliates of the Initial Holder (“Permitted Transferees”), and the voting rights of the Series A Voting Preferred Stock are contingent upon the Initial Holder and Permitted Transferees (collectively, the “Series A Holders”) holding together at least 3,000,000 shares of our outstanding common stock.

The Series A Holders have effective control of our board of directors for so long as the voting rights of the Series A Voting Preferred Stock remain in effect.

13

Supermajority Vote for Amendments to Our Certificate of Incorporation

Our certificate of incorporation provides that further amendments to the certificate of incorporation (other than to change our name or registered agent and office and except as otherwise expressly provided for in our certificate of incorporation) require majority approval of our entire board of directors and approval by the stockholders holding 80 percent of the common stock and preferred stock with applicable voting rights voting together as a single class. The holders of our common stock, however, are not entitled to vote on any modification or amendment of any certificate of designation if such certificate of designation grants or reserves that right to the holders of the preferred stock.

Certain Fundamental Transactions Require a Supermajority Stockholder Vote

Our bylaws provide that the following actions must be approved by the stockholders holding 80 percent of our outstanding common stock and preferred stock with applicable voting rights voting together as a single class:

•	a transaction in which any person becomes the beneficial owner of our securities representing 50 percent or more of the total voting power represented by our then outstanding voting securities;
•	a merger or consolidation in which we are a party and in which our equity holders before such merger or consolidation do not retain at least a majority of the beneficial interest in the voting equity interests of the entity that survives or results from such merger or consolidation;

•	a sale or disposition by us of all or substantially all of our assets, other than in the ordinary course of business; or

•	subject to certain exceptions as described in the bylaws, any transaction to sell, transfer, assign, pledge, collateralize, encumber and/or otherwise leverage the assets of or any portion of our equity ownership of Empire New Mexico LLC, d/b/a Green Tree New Mexico, LLC and Green Tree New Mexico.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent to us or our stockholders;
•	any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to the court having personal jurisdiction over the defendants.  If any action the subject matter of which is within the scope of this exclusive forum provision is filed in a court other than a court located with the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to:

•	the jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in such court to enforce this exclusive forum provision; and

•	having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision is intended to apply to claims arising under Delaware state law and is not intended to apply to claims arising under the Securities Act of 1933, as amended, or the Exchange Act.

14

Listing

Our common stock is listed on the NYSE American stock exchange under the symbol “EP.”

Transfer Agent and Registrar

Securities Transfer Corporation is transfer agent and registrar for our common stock.

15

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

16

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

17

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the dates or periods during which the warrants can be exercised;
•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	any special tax implications of the warrants or their exercise;
•	any antidilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and
•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

18

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or
•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

19

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder;
•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

20

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;
•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;
•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;
•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;
•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;
•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;
•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and
•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

21

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

22

FOrmS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

23

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

24

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.
•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.
•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

25

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

26

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

27

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas.  Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Empire Petroleum Corporation (the “Company”) as December 31, 2021 and for the year then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information included herein regarding estimated quantities of proved reserves of the Company, the future net revenues from those reserves and their present value as of December 31, 2022 and 2021, are based on the proved reserves report prepared by Cawley, Gillespie & Associates, Inc. These estimates are included herein in reliance upon the authority of such firm as an expert in these matters.

28

Subscription Rights to Purchase Up to 1,980,198

Shares of Common Stock at $5.05 Per Share

PROSPECTUS SUPPLEMENT

September 30, 2024